NEWS RELEASE

Contact: Joe Fazzino

860-263-4725

joe.fazzino@virtus.com

Virtus Investment Partners Announces Financial Results

For the Second Quarter of 2014

-	Operating Income, as Adjusted, Increases 22 Percent to $38.8 Million from $31.7 Million in Second Quarter of 2013; Related Margin Increases to 47 Percent from 44 Percent; Operating Income of $22.5 Million Includes $10.1 Million of Closed-End Fund Launch Costs

-	Earnings per Diluted Common Share Increase 10 Percent from Second Quarter of 2013 to $2.10; Current Quarter Includes $0.67 of Closed-End Fund Launch Costs

-	Long-Term Open-End Mutual Fund Sales of $3.1 Billion in Second Quarter Compared with $5.1 Billion in Second Quarter of 2013

-	Assets Under Management Increase 17 Percent to $61.4 Billion at June 30, 2014 from $52.7 Billion at June 30, 2013; Total Positive Net Flows of $1.0 Billion Include $0.5 Billion from Closed-End Fund Launch

Hartford, CT, July 28, 2014 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported its highest levels of operating income, as adjusted, and assets under management, with strong positive net flows including its 21st consecutive quarter of positive net mutual fund flows.

Operating income, as adjusted, was $38.8 million for the quarter ended June 30, 2014, an increase of 22 percent from $31.7 million in the second quarter of 2013 and 6 percent from $36.6 million in the first quarter of 2014. The related margin increased to 47 percent from 44 percent in the prior-year quarter and 46 percent from the first quarter of 2014.

Operating income of $22.5 million for the second quarter of 2014 includes $10.1 million in structuring and sales compensation costs related to the successful launch of the new Duff and Phelps Select Energy MLP Fund. Excluding these costs, operating income would have been $32.6 million for the quarter, a 21 percent increase from $26.9 million in the second quarter of 2013 and flat to $32.6 million in the first quarter of 2014.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2

Net income attributable to common stockholders was $19.5 million or $2.10 per fully diluted common share, which included $0.67 of structuring and compensation costs associated with the closed-end fund launch and $0.16 of identified costs related to new product introductions and several other discrete business activities. Net income was $15.4 million, or $1.91 per share in the second quarter of 2013 and $21.9 million or $2.34 per share in the first quarter of 2014. Unrealized gains and (losses) on marketable securities were $0.23, $(0.22), and $0.09 per share in the second quarter of 2014, the second quarter of 2013, and the first quarter of 2014, respectively. Average shares outstanding increased to 9.3 million in the second quarter of 2014 from 8.1 million in the second quarter of 2013 as a result of the company’s equity offering in September 2013.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

In evaluating its performance, the company considers certain non-GAAP measures, including operating income, as adjusted, operating margin, as adjusted, operating expenses, as adjusted, and revenue, as adjusted, that are described and reconciled to GAAP-reported amounts in the table at the end of the release. These non-GAAP measures net the distribution and administration expenses against the related revenue and also exclude certain other cash and non-cash items.

	Three Months Ended			Three Months Ended		Six Months Ended
	6/30/2014	6/30/2013	Change	3/31/2014	Change	6/30/2014	6/30/2013	Change
Ending Assets Under Management (in billions)	$61.4	$52.7	17%	$58.0	6%	$61.4	$52.7	17%
Average Assets Under Management (in billions)	$59.0	$53.1	11%	$57.2	3%	$58.1	$50.7	15%

Gross Sales (in millions)	$4,018.3	$5,595.8	(28)%	$4,249.2	(5)%	$8,267.5	$11,837.8	(30)%
Net Flows (in millions)	$968.1	$2,512.2	(61)%	$(459.7)	N/M	$508.4	$6,238.2	(92)%

Revenue	$112,749	$96,140	17%	$107,871	5%	$220,620	$182,308	21%
Revenue, as adjusted (1)	$83,225	$71,884	16%	$80,118	4%	$163,343	$136,376	20%

Operating expenses	$90,247	$69,258	30%	$75,245	20%	$165,492	$134,326	23%
Operating expenses, as adjusted (1)	$44,474	$40,154	11%	$43,533	2%	$88,007	$79,572	11%

Operating income	$22,502	$26,882	(16)%	$32,626	(31)%	$55,128	$47,982	15%
Operating income, as adjusted (1)	$38,751	$31,730	22%	$36,585	6%	$75,336	$56,804	33%

Net income	$19,792	$14,783	34%	$21,767	(9)%	$41,559	$28,968	43%
Net income attributable to common stockholders	$19,543	$15,385	27%	$21,938	(11)%	$41,481	$29,345	41%
Avg. shares outstanding - diluted (in thousands)	9,325	8,058	16%	9,361	(0)%	9,343	8,073	16%
Earnings per share - diluted	$2.10	$1.91	10%	$2.34	(10)%	$4.44	$3.64	22%

Operating margin	20%	28%		30%		25%	26%
Operating margin, as adjusted (1)	47%	44%		46%		46%	42%

(1) See "Schedule of Non-GAAP Information" at the end of the release

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3

Management Commentary

“We had very strong results this quarter with our highest levels of assets, revenues and operating income, as adjusted,” said George Aylward, president and chief executive officer. “We had our 21st consecutive quarter of positive net mutual fund flows and maintained an above industry average open-end mutual fund organic growth rate. The results for the quarter were impacted by numerous business activities to grow and enhance the company, including the successful launch of a closed-end fund.”

“Fund sales and net flows this quarter reflected the diversity of our product offerings as we had positive fund net flows in each of the major assets classes of fixed income, international equity, domestic equity, and alternatives. The successful closed-end fund launch and the introduction of our liquid alternative mutual funds further diversified our product offerings,” Aylward said. “The launch of the $0.5 billion Duff and Phelps Select Energy MLP Fund increased our total closed-end offerings to 9 funds representing 13 percent of long-term assets.”

The company declared its first quarterly cash dividend, continued to repurchase shares, increased the size of its seed capital program, and ended the quarter with $423.1 million or $46 per share of cash and investments. “Our strong balance sheet provides significant operating flexibility as we balance investments in the growth of the business with a meaningful return of capital to shareholders.”

“We are pleased with the continued strong performance of the business, as demonstrated by the growth in assets, operating income, as adjusted, and returns to shareholders,” Aylward said. “The diversity of mutual fund sales reinforces the breadth of our product offerings and the advantages of our business model, and our product introductions will provide additional opportunities for us to leverage our distribution and investment management capabilities to maintain our strong levels of growth.”

Asset Flows and Assets Under Management

Total and long-term assets under management increased as a result of cumulative positive mutual fund net flows, market appreciation and the successful launch of a new closed-end fund.

▪	Assets under management were $61.4 billion at June 30, 2014, an increase of 17 percent from $52.7 billion at June 30, 2013 and 6 percent from $58.0 billion at March 31, 2014. The change from the prior year is a result of $7.0 billion of market appreciation and $2.4 billion of positive net flows; the sequential change is a result of $2.5 billion of market appreciation and $1.0 billion of net flows, which includes $0.5 billion from the new closed-end fund. Long-term assets increased by 18 percent to $59.9 billion from $50.9 billion a year earlier.

▪	Average assets under management were $59.0 billion for the period ended June 30, 2014, an increase of 11 percent from $53.1 billion and 3 percent from $57.2 billion in the second quarter of 2013 and the first quarter of 2014, respectively.

▪	Closed-end fund assets ended the quarter at $7.5 billion, an increase of 17 percent from $6.4 billion at June 30, 2013. The increase is attributable to the launch of the Duff and Phelps Select Energy MLP Fund in the quarter and cumulative market appreciation. At June 30, 2014, closed-end funds represented approximately 13 percent of long-term assets and 16 percent of run-rate total investment management fees.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4

▪	Total sales were $4.0 billion in the second quarter, compared with $5.6 billion in the second quarter of 2013 and $4.2 billion in the first quarter of 2014. The decline from the prior year primarily reflects the high level of sales in the second quarter of 2013.

▪	Total positive net flows were $1.0 billion in the second quarter of 2014, compared with $2.5 billion in the prior year quarter and $(0.5) billion in the first quarter of 2014. The increase in net flows over the prior quarter reflects higher mutual fund flows, the impact of the closed-end fund launch, and the prior quarter redemption of a single low-fee option overlay account.

▪	Long-term open-end mutual fund sales were $3.1 billion in the second quarter of 2014, a decrease of 38 percent from $5.1 billion in the second quarter of 2013, which had high levels of sales in emerging market and fixed income strategies which were in higher demand at the time. Fund sales were down 14 percent from $3.6 billion in the first quarter of 2014.

▪	Long-term open-end funds generated $0.8 billion of positive net flows in the second quarter, compared with $2.6 billion in the second quarter of 2013 and $0.3 billion in the first quarter of 2014. This was the company’s 21st consecutive quarter of positive net long-term open-end fund flows and represented an annualized organic growth rate, which is calculated as annualized net flows divided by beginning of period assets, of 8 percent.

Revenue

Revenues increased from prior periods primarily as a result of the continued growth of open-end mutual fund assets from cumulative net flows and market appreciation.

▪	Revenues increased 17 percent to $112.7 million in the second quarter of 2014 from $96.1 million in the second quarter of 2013 and by 5 percent on a sequential basis, primarily as a result of the company’s growing asset base.

▪	Revenues, as adjusted, increased by 16 percent to $83.2 million in the first quarter from $71.9 million in the prior year quarter and were up from $80.1 million in the first quarter of 2014. The increase from the prior year is a result of the higher asset levels and an increase in the average net fee rate.

▪	Investment management fees increased 16 percent to $74.5 million from $64.5 million in the second quarter of 2013 and by 4 percent on a sequential basis from $71.8 million. The increase from the prior year quarter primarily reflects an 18 percent increase in average long-term open-end fund assets. The average net fee rate increased to 50.7 basis points in the second quarter of 2014 from 48.7 in the prior year quarter.

▪	Administration and transfer agent fees in the second quarter increased 16 percent to $13.9 million from $12.1 million in the prior year and by 7 percent from $13.1 million in the prior quarter as a result of higher average long-term open-end mutual fund assets.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5

Expenses

The increase in operating expenses reflects the overall growth of the business and costs related to the launch of a closed-end fund.

▪	Total operating expenses were $90.2 million in the second quarter, compared with $69.3 million in second quarter of 2013 and $75.2 million in the first quarter of 2014, reflecting increases in distribution and administration and other operating expenses.

▪	Operating expenses, as adjusted, which exclude certain charges including distribution and administration expenses, stock-based compensation, depreciation and amortization, and closed-end fund launch costs, were $44.5 million in the second quarter, compared with $40.2 million in the second quarter of 2013 and $43.5 million in the first quarter of 2014. The increase from the prior year primarily reflects higher employment costs and an increase in other operating expenses.

▪	Employment expenses were $35.5 million in the second quarter, which included $0.5 million of sales compensation for the closed-end fund launch and the final Newfleet transition costs of $0.4 million. Employment expenses were $32.9 million in the second quarter of 2013 and $35.0 million in the first quarter of 2014. The change from the prior year reflects the increase in personnel costs resulting from the growth of the business. The sequential increase reflects higher variable compensation which offset lower payroll taxes.

▪	The year-over-year and sequential quarterly increases in distribution and administration expenses to $39.2 million from $24.3 million in the second quarter of 2013 and $27.7 million in the first quarter of 2014 primarily reflect the increase in mutual fund assets and $9.6 million in costs associated with the closed-end fund launch.

▪	Other operating expenses were $13.1 million in the second quarter, which included $2.1 million in organizational, start-up and distribution costs associated with the launch of new funds; expenses due to several other discrete business activities; and the annual equity grants to the Board of Directors. In addition, there was $0.5 million related to the transition of middle- and back-office systems. Other operating expenses were $10.3 million in the prior-year quarter and $10.5 million in the prior quarter.

Investment Capabilities

As previously reported, the company introduced new products during the second quarter with an initial public offering of a closed-end fund and the registration of an unconstrained fixed income fund.

▪	The Duff & Phelps Select Energy MLP Fund Inc.[1] (NYSE: DSE), a closed-end fund managed by Duff & Phelps Investment Management Co., raised $485 million in its initial public offering on June 26, 2014, increasing the company’s assets under management for its nine closed-end funds to $7.5 billion. The fund is expected to add financial leverage, which is limited to 33 percent of total assets, during the third quarter.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6

▪	The company has filed a registration with the Securities and Exchange Commission for the Virtus Strategic Income Fund[2], an unconstrained bond fund that will leverage the existing multi-sector fixed-income capabilities of the company’s Newfleet Asset Management affiliate. The fund will give investors broad exposure to bond markets by employing a strategy that will invest across 14 fixed income sectors while allowing the manager to underweight, eliminate or short securities or sectors they feel are significantly overvalued, and dynamically adjust the duration of the portfolio based on views of the interest rate environment. Newfleet managed $12.8 billion in open-end, closed-end, variable insurance, UCITS, and institutional strategies at June 30, 2014.

Balance Sheet, Liquidity and Income Taxes

Cash and investments were $423.1 million at June 30, 2014 compared with $126.1 million at June 30, 2013 and $388.2 million at March 31, 2014. Cash and investments increased $34.9 million or 9% over the sequential quarter as a result of strong cash flows from operations partially offset by closed-end fund launch costs and share repurchases.

Seed capital invested in new investment strategies was $223.9 million at June 30, 2014 compared with $51.4 million on June 30, 2013 and $124.1 million at March 31, 2014. As previously reported, the company deployed $129.9 million of capital to seed three new liquid alternative funds in April.

Working capital was $186.2 million at June 30, 2014, compared with $67.1 million at June 30, 2013 and $270.9 million at March 31, 2014. The decrease in working capital on a sequential basis reflects increased seed capital investments, share repurchases, a dividend declaration, and closed-end fund launch costs that were partially offset by strong operating results.

On May 15, 2014, the company announced its first quarterly cash dividend to shareholders of $0.45 per share, payable on August 14, 2014 to shareholders of record at the close of business on July 31, 2014.

The company repurchased 66,913 shares of common stock in the second quarter at a cost of $12.5 million or an average of $186.77 per share and had 283,087 shares available to repurchase under its current authorization as of June 30, 2014. In addition to shares repurchased, the company returned capital of $1.4 million through the net settlement of restricted stock.

The effective tax rate for the quarter was 38.0 percent, compared with 38.7 percent for the second quarter of 2013 and 39.2 percent for the first quarter of 2014. The change from prior periods is primarily related to the impact of consolidated sponsored investment products.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7

Balance Sheet Highlights (Unaudited)

(Dollars in thousands)

	As of			As of
	6/30/2014	6/30/2013	Change	3/31/2014	Change
Cash and cash equivalents	$170,367	$70,851	140%	$234,795	(27)%
Investments - seed capital	$27,629	$16,919	63%	$64,711	(57)%
Net assets of CSIPs - seed capital (1)	$196,315	$34,521	469%	$59,420	230%
Total - Seed capital	$223,944	$51,440	335%	$124,131	80%
Investments - other (2)	$28,774	$3,814	N/M	$29,238	(2)%
Total - Cash and investments	$423,085	$126,105	236%	$388,164	9%

Deferred taxes, net	$57,064	$80,243	(29)%	$56,520	1%
Dividends payable	$4,179	$-	N/M	$-	N/M
Debt	$-	$15,000	(100)%	$-	-
Total equity attributable to stockholders	$514,529	$256,416	101%	$510,168	1%

Working capital (3)	$186,241	$67,093	178%	$270,901	(31)%

(1) For the periods ending June 30, 2014, June 30, 2013, and March 31, 2014, net assets of consolidated sponsored investment products (CSIPs) represent $222.7 million, $44.8 million, and $65.8 million, of total assets, $16.0 million, $0.9 million, and $2.5 million of total liabilities, and $10.4 million, $9.4 million, and $3.9 million of redeemable noncontrolling interests, respectively

(2) Investments in mutual funds not for seed capital purposes

(3) Defined as cash and investments plus accounts receivable, net, less investments - seed capital, net assets of CSIPs, accrued compensation and benefits, accounts payable and accrued liabilities, and dividends payable

N/M - Not Meaningful

Conference Call

Virtus Investment Partners management will host an investor conference call on Monday, July 28, at 5 p.m. Eastern to discuss these financial results and related matters. The webcast of the call will be available live over the Internet in the Investor Relations section of www.virtus.com. The call can also be accessed at 877-703-6108 if calling from within the U.S. or 857-244-7307 if calling from outside the U.S. (Passcode: 19157231). A replay of the call will be available through September 1 in the Investor Relations section of www.virtus.com or by telephone at 888-286-8010 if calling from within the U.S. or 617-801-6888 if calling from outside the U.S. (Passcode: 20898557). The presentation that will be reviewed as part of the conference call will be available in the Investor Relations section of the company’s Web site.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliated managers include Cliffwater Investments, Duff & Phelps Investment Management, Euclid Advisors, Kayne Anderson Rudnick Investment Management, Kleinwort Benson Investors International, Newfleet Asset Management, Newfound Investments, Rampart Investment Management and Zweig Advisers. Additional information can be found at virtus.com.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended		Six Months Ended
	6/30/2014	6/30/2013	Change	3/31/2014	Change	6/30/2014	6/30/2013	Change
Revenues
Investment management fees	$74,537	$64,475	16%	$71,792	4%	$146,329	$122,252	20%
Distribution and service fees	23,940	19,324	24%	22,438	7%	46,378	36,685	26%
Administration and transfer agent fees	13,942	12,061	16%	13,073	7%	27,015	22,756	19%
Other income and fees	330	280	18%	568	(42)%	898	615	46%
Total revenues	112,749	96,140	17%	107,871	5%	220,620	182,308	21%

Operating Expenses
Employment expenses	35,481	32,878	8%	35,029	1%	70,510	65,289	8%
Distribution and administration expenses	39,222	24,252	62%	27,737	41%	66,959	45,880	46%
Other operating expenses	13,130	10,283	28%	10,534	25%	23,664	19,240	23%
Other operating expenses of consolidated
sponsored investment products	797	132	N/M	331	141%	1,128	316	257%
Restructuring and severance	-	-	0%	-	0%	-	203	N/M
Depreciation and other amortization	670	597	12%	657	2%	1,327	1,172	13%
Amortization expense	947	1,116	(15)%	957	(1)%	1,904	2,226	(14)%
Total operating expenses	90,247	69,258	30%	75,245	20%	165,492	134,326	23%

Operating Income	22,502	26,882	(16)%	32,626	(31)%	55,128	47,982	15%

Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	905	(223)	N/M	1,846	(51)%	2,751	602	357%
Realized and unrealized gain (loss) on investments of consolidated sponsored investment products, net	6,444	(3,156)	N/M	36	N/M	6,480	(2,784)	N/M
Other income (expense), net	189	(11)	N/M	151	25%	340	(29)	N/M
Total other income, net	7,538	(3,390)	N/M	2,033	271%	9,571	(2,211)	N/M

Interest Income (Expense)
Interest expense	(125)	(206)	39%	(138)	9%	(263)	(427)	38%
Interest and dividend income	344	203	69%	383	(10)%	727	300	142%
Interest and dividend income of investments of consolidated sponsored investment products	1,639	612	168%	873	88%	2,512	1,092	130%
Total interest income, net	1,858	609	205%	1,118	66%	2,976	965	208%
Income Before Income Taxes	31,898	24,101	32%	35,777	(11)%	67,675	46,736	45%
Income tax expense	12,106	9,318	30%	14,010	(14)%	26,116	17,768	47%
Net Income	19,792	14,783	34%	21,767	(9)%	41,559	28,968	43%
Noncontrolling interests	(249)	602	N/M	171	N/M	(78)	377	N/M
Net Income Attributable to Common Stockholders	$19,543	$15,385	27%	$21,938	(11)%	$41,481	$29,345	41%
Earnings Per Share - Basic	$2.14	$1.97	9%	$2.41	(11)%	$4.55	$3.75	21%
Earnings Per Share - Diluted	$2.10	$1.91	10%	$2.34	(10)%	$4.44	$3.64	22%
Cash Dividends Declared Per Share	$0.45	$-	N/M	$-	N/M	$0.45	$-	N/M
Weighted Average Shares Outstanding - Basic (in thousands)	9,133	7,821	17%	9,116	0%	9,125	7,821	17%
Weighted Average Shares Outstanding - Diluted (in thousands)	9,325	8,058	16%	9,361	(0)%	9,343	8,073	16%

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9

Assets Under Management - Product and Asset Class

(Dollars in millions)

	Three Months Ended
	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
By product (period end):
Mutual Funds - Long-Term Open-End	$39,819.1	$37,347.0	$36,367.7	$34,173.0	$32,351.2
Mutual Funds - Closed-End	7,530.6	6,690.7	6,499.6	6,379.4	6,422.3
Mutual Funds - Money Market	1,311.7	1,378.0	1,556.6	1,610.2	1,707.7
Variable Insurance Funds	1,305.5	1,286.6	1,311.8	1,286.8	1,250.8
Separately Managed Accounts (1)	6,862.4	6,778.4	7,433.1	6,950.7	6,521.7
Institutional Accounts (1)	4,565.0	4,530.5	4,570.8	4,606.9	4,399.3
Total	$61,394.3	$58,011.2	$57,739.6	$55,007.0	$52,653.0

By product (average) (2)
Mutual Funds - Long-Term Open-End	$38,367.2	$36,354.5	$35,639.8	$33,604.3	$32,447.6
Mutual Funds - Closed-End	6,805.1	6,523.4	6,443.8	6,442.9	6,614.4
Mutual Funds - Money Market	1,317.1	1,436.8	1,591.4	1,672.5	1,700.6
Variable Insurance Funds	1,287.6	1,282.2	1,303.3	1,280.4	1,303.1
Separately Managed Accounts (1)	6,700.0	6,982.8	6,988.5	6,495.8	6,505.7
Institutional Accounts (1)	4,538.4	4,593.8	4,594.0	4,484.3	4,503.3
Total	$59,015.4	$57,173.5	$56,560.8	$53,980.2	$53,074.7

By asset class (period end):
Equity	$35,842.5	$33,804.4	$33,610.7	$31,595.9	$29,611.7
Fixed Income	16,750.2	16,319.6	15,829.4	15,855.2	16,170.9
Alternatives (3)	6,744.8	5,678.3	5,308.3	4,538.3	3,705.9
Other (4)	2,056.8	2,208.9	2,991.2	3,017.6	3,164.5
Total	$61,394.3	$58,011.2	$57,739.6	$55,007.0	$52,653.0

Assets Under Management - Average Net Management Fees Earned (5)

(In basis points)

	Three Months Ended
	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
Mutual Funds - Long-Term Open-End	51.6	52.1	51.7	51.1	50.6
Mutual Funds - Closed-End	63.6	63.8	63.9	62.5	60.8
Mutual Funds - Money Market	0.1	-	0.3	0.5	2.2
Variable Insurance Funds	51.0	53.0	56.6	57.4	56.6
Separately Managed Accounts (1)	52.4	52.2	48.0	48.3	48.8
Institutional Accounts (1)	35.7	36.2	35.8	34.0	33.0
All Products	50.7	50.9	50.0	49.2	48.7

(1) Includes assets under management related to options strategies

(2) Averages are calculated as follows:

- Mutual Funds and Variable Insurance Funds - average daily or weekly balances

- Separately Managed Accounts - prior quarter ending balance or average of month-end balances in quarter

- Institutional Accounts - average of month-end balances in quarter

(3) Consists of non-traditional investment strategies such as long/short equity, real estate, master-limited partnerships and other

(4) Consists of cash management and options strategies; Options strategies were $607.9, $740.7, $1,403.6, $1,369.1, and $1,417.9 for the

periods ending June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013, and June 30, 2013, respectively

(5) Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (2). Average fees earned for Mutual Funds and Variable Insurance Funds are net of fees paid to unaffiliated subadvisors, fund expense reimbursements and advisory fee waivers. Excludes the impact of consolidated sponsored investment products.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10

Assets Under Management - Asset Flows by Product

(Dollars in millions)

	Three Months Ended					Six Months Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013

Mutual Funds - Long-Term Open-End
Beginning balance	$37,347.0	$36,367.7	$34,173.0	$32,351.2	$30,552.5	$36,367.7	$25,827.1
Inflows	3,148.5	3,641.3	4,061.1	4,256.0	5,069.9	6,789.8	10,780.5
Outflows	(2,398.0)	(3,388.9)	(3,249.4)	(3,125.3)	(2,462.0)	(5,786.9)	(4,617.0)
Net flows	750.5	252.4	811.7	1,130.7	2,607.9	1,002.9	6,163.5
Market appreciation (depreciation)	1,651.5	651.1	1,277.0	635.2	(886.0)	2,302.6	212.4
Other (1)	70.1	75.8	106.0	55.9	76.8	145.9	148.2
Ending balance	$39,819.1	$37,347.0	$36,367.7	$34,173.0	$32,351.2	$39,819.1	$32,351.2

Mutual Funds - Closed-End
Beginning balance	$6,690.7	$6,499.6	$6,379.4	$6,422.3	$6,621.0	$6,499.6	$6,231.6
Inflows	463.3	-	-	-	-	463.3	-
Outflows	-	-	-	-	-	-	-
Net flows	463.3	-	-	-	-	463.3	-
Market appreciation (depreciation)	475.6	298.9	220.9	118.7	(61.6)	774.5	388.6
Other (1)	(99.0)	(107.8)	(100.7)	(161.6)	(137.1)	(206.8)	(197.9)
Ending balance	$7,530.6	$6,690.7	$6,499.6	$6,379.4	$6,422.3	$7,530.6	$6,422.3

Mutual Funds - Money Market
Beginning balance	$1,378.0	$1,556.6	$1,610.2	$1,707.7	$1,742.2	$1,556.6	$1,994.1
Other (1)	(66.3)	(178.6)	(53.6)	(97.5)	(34.5)	(244.9)	(286.4)
Ending balance	$1,311.7	$1,378.0	$1,556.6	$1,610.2	$1,707.7	$1,311.7	$1,707.7

Variable Insurance Funds
Beginning balance	$1,286.6	$1,311.8	$1,286.8	$1,250.8	$1,317.8	$1,311.8	$1,295.7
Inflows	20.9	11.6	13.5	13.1	12.3	32.5	22.1
Outflows	(53.3)	(55.5)	(59.3)	(59.4)	(65.7)	(108.8)	(126.7)
Net flows	(32.4)	(43.9)	(45.8)	(46.3)	(53.4)	(76.3)	(104.6)
Market appreciation (depreciation)	51.3	18.7	71.8	82.3	(14.1)	70.0	59.2
Other (1)	-	-	(1.0)	-	0.5	-	0.5
Ending balance	$1,305.5	$1,286.6	$1,311.8	$1,286.8	$1,250.8	$1,305.5	$1,250.8

Separately Managed Accounts (2)
Beginning balance	$6,778.4	$7,433.1	$6,950.7	$6,521.7	$6,435.5	$7,433.1	$5,829.0
Inflows	278.8	471.9	379.7	312.7	324.6	750.7	691.6
Outflows	(461.0)	(1,028.0)	(413.2)	(283.4)	(295.3)	(1,489.0)	(529.3)
Net flows	(182.2)	(556.1)	(33.5)	29.3	29.3	(738.3)	162.3
Market appreciation (depreciation)	238.5	(100.1)	520.3	399.7	87.5	138.4	561.4
Other (1)	27.7	1.5	(4.4)	-	(30.6)	29.2	(31.0)
Ending balance	$6,862.4	$6,778.4	$7,433.1	$6,950.7	$6,521.7	$6,862.4	$6,521.7

Institutional Accounts (2)
Beginning balance	$4,530.5	$4,570.8	$4,606.9	$4,399.3	$4,538.7	$4,570.8	$4,359.5
Inflows	106.8	124.4	165.4	287.3	189.0	231.2	343.6
Outflows	(137.9)	(236.5)	(300.5)	(155.0)	(260.6)	(374.4)	(326.6)
Net flows	(31.1)	(112.1)	(135.1)	132.3	(71.6)	(143.2)	17.0
Market appreciation (depreciation)	131.1	86.9	122.3	96.4	(13.7)	218.0	96.0
Other (1)	(65.5)	(15.1)	(23.3)	(21.1)	(54.1)	(80.6)	(73.2)
Ending balance	$4,565.0	$4,530.5	$4,570.8	$4,606.9	$4,399.3	$4,565.0	$4,399.3

Total
Beginning balance	$58,011.2	$57,739.6	$55,007.0	$52,653.0	$51,207.7	$57,739.6	$45,537.0
Inflows	4,018.3	4,249.2	4,619.7	4,869.1	5,595.8	8,267.5	11,837.8
Outflows	(3,050.2)	(4,708.9)	(4,022.4)	(3,623.1)	(3,083.6)	(7,759.1)	(5,599.6)
Net flows	968.1	(459.7)	597.3	1,246.0	2,512.2	508.4	6,238.2
Market appreciation (depreciation)	2,548.0	955.5	2,212.3	1,332.3	(887.9)	3,503.5	1,317.6
Other (1)	(133.0)	(224.2)	(77.0)	(224.3)	(179.0)	(357.2)	(439.8)
Ending balance	$61,394.3	$58,011.2	$57,739.6	$55,007.0	$52,653.0	$61,394.3	$52,653.0

(1) Represents open-end and closed-end mutual fund distributions, net flows of cash management strategies, net flows and market appreciation (depreciation) on structured products, and net flows from non-sales related activities such as asset acquisitions/(dispositions), marketable securities investments/(withdrawals), and the impact on assets from the use of leverage

(2) Includes assets under management related to options strategies

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company's ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them only to be additional metrics for both management and investors to consider the company's financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended			Six Months Ended
	Jun 30, 2014	Jun 30, 2013	Mar 31, 2014	Jun 30, 2014	Jun 30, 2013

Revenues, GAAP basis	$112,749	$96,140	$107,871	$220,620	$182,308
Less:
Distribution and administration expenses	29,646	24,252	27,737	57,383	45,880
Consolidated sponsored investment products fees (1)	(122)	4	16	(106)	52

Revenues, as adjusted (2)	$83,225	$71,884	$80,118	$163,343	$136,376

Operating Expenses, GAAP basis	$90,247	$69,258	$75,245	$165,492	$134,326
Less:
Distribution and administration expenses	29,646	24,252	27,737	57,383	45,880
Depreciation and amortization	1,617	1,713	1,614	3,231	3,398
Stock-based compensation (3)	2,786	2,463	1,538	4,324	3,757
Closed-end fund launch costs (4)	10,085	-	-	10,085	-
Restructuring and severance charges	-	-	-	-	203
System transition costs (5)	475	-	-	475	-
Newfleet transition expenses (6)	367	544	492	859	1,200
Consolidated sponsored investment product expenses (1)	797	132	331	1,128	316
Operating Expenses, as adjusted (7)	$44,474	$40,154	$43,533	$88,007	$79,572

Operating Income, as adjusted (8)	$38,751	$31,730	$36,585	$75,336	$56,804

Operating margin, GAAP basis	20%	28%	30%	25%	26%
Operating margin, as adjusted (8)	47%	44%	46%	46%	42%

(1) Revenues and expenses related to consolidated sponsored investment products have been excluded to reflect revenues and expenses of the company prior to the consolidation of these products.

(2) Revenues, as adjusted, is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes Revenues, as adjusted, provides useful information to investors because distribution and administration expenses are costs that are generally passed directly through to external parties.

(3) Stock-based compensation expense includes equity issued under incentive plans and equity granted to Board of Directors.

(4) For the three and six months ended June 30, 2014, closed-end fund launch costs comprise structuring fees of $9.6 million payable to underwriters and sales-based compensation of $0.5 million.

(5) For the three and six months ended June 30, 2014, the company incurred $0.5 million of costs associated with the transition of middle- and back-office systems to a third-party provider.

(6) For the three months ended June 30, 2014, June 30, 2013, and March 31, 2014, Newfleet transition expenses include $0.1 million, $0.1 million, and $0.1 million, respectively, of stock-based compensation. For the six months ended June 30, 2014 and June 30, 2013, Newfleet transition expenses include $0.2 million and $0.3 million, respectively, of stock-based compensation.

(7) Operating expenses, as adjusted, is a non-GAAP financial measure that management believes provides investors with additional information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization attributable to acquisition-related intangible assets as this may be useful to an investor to consider our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above.

(8) Operating income, as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues, as adjusted, and operating expenses, as adjusted, as described above.

The above measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies. Exclusion of items in our non-GAAP presentation should not be considered as an inference that these items are unusual, infrequent or non-recurring.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12

1 The Duff & Phelps Select Energy MLP Fund is a closed-end fund traded on the NYSE. Closed-end funds may trade at a discount from their net asset values, which may affect whether the fund will realize gains or losses. They may also employ leverage, which may increase volatility. Investments in this fund are subject investment and market, tax, diversification, commodity price, depletion, regulatory, acquisition, catastrophic event, interest rate, liquidity, competition, leverage and valuation risks, as well as to the risks of investing in master limited partnership units, equity securities, energy sector, commodities, cyclical industries, pipelines, and marine shipping.

2 A registration statement relating to Virtus Strategic Income Fund has been filed with the Securities and Exchange Commission. The securities may not be sold until the registration statement becomes effective.

The Strategic Income Fund, when effective, will be subject to credit, duration, interest rate, and leverage risks, as well as to the risks associated with investing in convertible securities, derivatives, foreign and emerging markets, ETFs, high yield securities (junk bonds), loan participation interests, mortgage- and asset-backed securities, and preferred stocks.

Virtus Mutual Funds are distributed by VP Distributors, LLC, member, FINRA, and subsidiary of Virtus Investment Partners, Inc.

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2013 Annual Report on Form 10-K, as well as the following risks and uncertainties: (a) any reduction in our assets under management; (b) damage to our reputation; (c) our money market funds do not maintain stable net asset values; (d) our inability to attract and retain key personnel; (e) the competition we face in our business; (f) adverse regulatory and legal developments; (g) limitations on our deferred tax assets; (h) changes in key distribution or unaffiliated subadvisory relationships; (i) interruptions in service or failure to provide service by third-party service providers; (j) impairment of our goodwill or intangible assets; (k) lack of availability of required and necessary capital on satisfactory terms; (l) liabilities and losses not covered by our insurance policies; and (m) certain other risks and uncertainties described in our 2013 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

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Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com